UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Bruce A. Toth, Esq.

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

(312) 558-5723

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Superior Industries International, Inc., a Delaware corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”). In connection with its 2016 Annual Meeting, Superior has filed a definitive proxy statement and a definitive form of WHITE proxy card with the SEC on March 25, 2016.

Investor Presentation

Attached hereto is an investor presentation that Superior is making publicly available, beginning on April 1, 2016, to shareholders and proxy advisory firms with respect to the 2016 Annual Meeting. The presentation, among other things, outlines Superior’s strategic priorities, performance and corporate governance practices and the actions the Superior Board of Directors (the “Superior Board”) has taken to pursue these items and why the Superior Board unanimously recommends that shareholders should vote the WHITE proxy card in favor of its highly qualified and experienced nominees, and not support GAMCO in its attempt to elect three opposing director candidates.

As previously disclosed, GAMCO Asset Management Inc. has indicated that it intends to conduct a proxy contest and seek the election at the 2016 Annual Meeting of three candidates to the Superior Board to replace three highly qualified, and extremely valuable members of the Superior Board who have been unanimously recommended by the Superior Board for re-election. Superior strongly urges shareholders to vote only the WHITE proxy card and discard any blue proxy card they may receive from GAMCO.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior stockholders in connection with the matters to be considered at Superior’s 2016 Annual Meeting. On March 25, 2016, Superior filed a definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Investors” section of our corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at 26600 Telegraph Rd., Suite 400, Southfield, Michigan 48033, by calling Superior at (248) 352-3700, or by contacting Superior’s proxy solicitor, Okapi Partners LLC, toll free at (877) 629-6356.

Investor Presentation March/April 2016

Non-GAAP Financial Measures and Forward-Looking Statements Forward-Looking Statements This presentation contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as "may," "should," "could," “will,” "expects," "seeks to," "anticipates," "plans," "believes," "estimates," "intends," "predicts," "projects," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2016 outlook and projections for reported net sales, value-added sales, EBITDA margin, income before income taxes, capital expenditures and the change in working capital, and the Company’s strategic and operational initiatives, and are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks and uncertainties discussed in the company's Securities and Exchange Commission filings and reports, including the company's 2015 Annual Report on Form 10-K and our reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward looking statements when evaluating the information presented in this presentation. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation. Use of Non-GAAP Financial Measures In addition to the results reported in accordance with GAAP included throughout this presentation, this presentation refers to “Adjusted EBITDA,” which we have defined as earnings before interest, taxes, depreciation, amortization, restructuring and other closure costs, and impairments of long-lived assets and investments and “Value-Added Sales,” which we define as net sales less upcharges consisting primarily of the aluminum value in net sales. Adjusted EBITDA as a percentage of Value-Added Sales is a key measure that is not calculated according to GAAP. Adjusted EBITDA as a percentage of Value-Added Sales is defined as Adjusted EBITDA divided by Value-Added Sales. Please see “Reconciliation of Non-GAAP Financial Measures” in the appendix of this presentation for the reconciliation of such non-GAAP financial measures. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These non-GAAP measures may be different from similar measures used by other companies. We have not quantitatively reconciled differences between Adjusted EBITDA, Adjusted EBITDA margins or valued-added sales and their corresponding GAAP measures for 2016 projections due to the inherent uncertainty regarding variables affecting the comparison of these measures. The magnitude of these differences, however, may be significant.

Table of Contents 4 Company Overview 12 Board of Directors Background Information 17 Corporate Governance 20 GAMCO Proxy Contest 24 Appendix

Company Overview North American market share and capacity leader in aluminum wheels for light vehicles NYSE listed since 1969 (“SUP”); market cap approximately $570M Five manufacturing facilities - four in Mexico, one in Arkansas Sold 11.2M wheels in 2015 3,715 employees 2015 net sales of $728M Continuous dividend payout since 1982; current TTM yield of 3.30%1 Mission critical supplier to leading automotive OEMs (1) Source: Yahoo! Finance

Significant Progress on Strategic Priorities Repositioning for improved performance, profitable growth and long-term value creation Increasing Mexican manufacturing capacity Reducing cost per wheel Enhancing product quality and diversifying customer base Improved global competitiveness Making strategic investments in IP portfolio Enhancing sophistication of production planning tools Implementing new ERP system and program management process Engaging customers during design/engineering process to produce shorter time to market Greater Product innovation and technology Launched additional 500,000 wheel capacity Expanding finishing capabilities Establishing global relationships to broaden geographic opportunities Disciplined Growth & Value Creation Returned $38.7 million to shareholders through share repurchase and dividend in 2015 Authorized new $50 million stock repurchase program Repurchased $19.6 million in 2015 and $10.3 million in January 2016 to close out previous $30 million authorization Committed $220 million in CAPEX from 2013-2015 to expand capacity, increase efficiency and improve process control Maintaining financial flexibility to pursue opportunistic M&A Balanced Capital Allocation

Superior Shipments North American Auto Production* * NA Auto Production sourced from WARDS Automotive and IHS Key Metrics 2012 – 2016 Safety – Severity Rate (% Change From Prior year) * Severity is defined as an injury that involves lost time, restricted duty, medical attention beyond first aid. Customer Quality – Defect Rate (% Change From Prior Year) * 2016E based on consensus estimates

Operating Cash Flow Key Metrics 2012 - 2016 Non Material Cost per Wheel (% Change From Prior Year) EPS Adjusted EBITDA % of Value-Added Sales * 2016E based on consensus estimates * 2016E based on consensus estimates *2016 based on consensus estimates. Also, see reconciliation of non-GAAP financial measures in appendix

2015 Highlights - Summary EPS increase of 173% EBITDA increase of 36% EBITDA margin up 600 bps Achieved double digit EBITDA margin goal two years ahead of plan Returned $38.7 million to shareholders Received Supplier of the Year award from General Motors

Total Shareholder Return Since May 2014 Source: FactSet as of 3/1/16 Mr. Stebbins joined Superior as its CEO on May 5, 2014 Total Shareholder Returns calculated as the compounded return between two time periods, assuming that dividends are re-invested at the closing share price of the ex-dividend date Proxy Peers reflects the simple average TSR of Accuride, Commercial Vehicle Group, Dorman Products, Drew Industries, Fuel Systems Solutions, Gentherm, Miller Industries, Modine Manufacturing, Shiloh Industries, Spartan Motors, Standard Motor Products, Stoneridge, Strattec Security, and Tower International

Industry Leader in Stockholder Returns LTM Return of Capital to Shareholders1 Superior Peer Group2,3 S&P 5005 Russell 20005 Dividend 3.9% 0.9% 2.1% 1.5% Repurchase 4.1% 1.0% 2.8% 1.7% Total 8.0% 2.0% 4.9% 3.2% 5-Year Average Annual Return of Capital to Shareholders6 Superior Peer Group2,3 S&P 5005 Russell 20005 Dividend 3.5% 1.0% 2.0% 1.6% Repurchase 1.9% 0.6% 2.9% 1.5% Total 5.4% 1.6% 4.9% 3.1% Superior Peer Group2,3,4 S&P 5005 Russell 20005 Dividend 3.9% 2.3% N/A N/A Repurchase 4.1% 1.7% N/A N/A Total 8.0% 2.6% N/A N/A Average Median Superior Peer Group2,3,4 S&P 5005 Russell 20005 Dividend 3.5% 1.4% N/A N/A Repurchase 1.9% 0.7% N/A N/A Total 5.4% 1.5% N/A N/A Median Average (1) Source: FactSet as of March 29, 2016 (2) Benchmarks exclude Superior (3) Peer group includes: Accuride, Commercial Vehicle Group, Dorman Products, Drew Industries, Fuel Systems Solutions, Gentherm, Miller Industries, Modine, Shiloh, Spartan, Standard Motor Products, Stoneridge, Strattec and Tower (4) Peer group median only includes peers with dividend or share repurchase (5) Companies excluded in periods without full 12 months of data (6) Calculated as average market cap for each annual period using LTM CF data (ending 12/31/2015)

Positioned for Continued Success in 2016 Key Metrics 2016 Outlook Value-Added Sales1 / Adjusted EBITDA Margin $370M - $390M / 125-200 basis point improvement in Value-Added Adjusted EBITDA margin Driven by unit shipment growth of approximately 1 percent to 4 percent and favorable mix Net Sales2 / Adjusted EBITDA Margin $720M - $740M / 100-175 basis point improvement in Adjusted EBITDA margin. The lower rate of y-o-y growth for net sales primarily reflects the Company’s assumption for lower aluminum prices in 2016 Capital Expenditures Approximately $40M Working Capital A slight net source of funds Effective Tax Rate Low 20% range Dividend Payments Approximately $20M Value-Added Sales excludes costs passed through to customers, primarily for aluminum and certain outside processing costs Net Sales include the value of aluminum and outsourced process costs passed through to customers

Highly Qualified, Experienced, Engaged and Refreshed Board

Superior’s Directors Have Excellent Credentials Directors actively engaged and have been instrumental in overseeing progress on strategic plan Directors have broad and diverse skill sets and experiences including: Automotive operations, global manufacturing, accounting, finance, investment banking, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, strategic planning, lean, six sigma and human resources. Superior’s Board balances the value of longevity of service with the value of new ideas and perspectives 5 directors (4 of whom are independent) have joined the Board since December 2013, bringing fresh perspectives and relevant business experience to the Superior Board Added Michael Bruynesteyn in 2015 – further bolstering capital markets and automotive industry experience Average Board tenure for directors of 3.6 years Board is composed of 8 highly qualified directors dedicated to serving the best interests of stockholders 7 out of 8 directors are independent Only one member of management (President & CEO) on Board

MARGARET S. DANO – Director since 2007 (Tenure = 9 Years, 3 Months) Retired Vice President, Worldwide Operations – Garrett Engine Boosting Systems Has served as Chairman since 2014 and Lead Director since 2010. Brings over 30 years of experience in large, industry leading companies. Has served as a member of the Douglas Dynamics, Inc. Board of Directors since 2012. Currently serves as Lead Director and a member of the Compensation Committee for Industrial Container Services, Inc. Served as Vice President, Worldwide Operations of Garrett Engine Boosting Systems from 2002 until 2005. Provides the Board with expertise in strategic planning, product management, start-up and global operations, and cost and quality improvements. Superior’s 2016 Board Nominees MICHAEL R. BRUYNESTEYN - Director since 2015 (Tenure = 5 Months) Treasurer and Vice President, Strategic Finance – Turner Construction Company Holds over 20 years of finance experience largely focused on the automotive industry in a variety of global senior roles spanning corporate finance, investment banking and equity research. Has served as a member of the Advisory Board of Levant Power Corporation since 2013. Served as Managing Director at the investment banking firm Strauss Capital Partners from 2008 to 2012. Previously served as a Senior Equity Research Analyst at Prudential Equity Group covering the world’s largest automotive manufacturers and suppliers. Spent 7 years at General Motors where he held various domestic and international positions in finance. Brings to the Board a deep understanding of and experience within capital markets. JACK A. HOCKEMA – Director since 2014 (Tenure = 1 Year, 4 Months) Chairman and Chief Executive Officer – Kaiser Aluminum Corporation Has held C-level and senior leadership roles in a publicly traded company since 1996. Member of the Board of Trustees of The Conference Board. Served on the board of directors of Clearwater Paper Corp. from 2008 to 2009. Contributes to the Board significant expertise in areas of automotive and aluminum knowledge, metals fabrication and operations, strategic planning and financial acumen.

Superior’s 2016 Board Nominees (cont’d) PAUL J. HUMPHRIES – Director since 2014 (Tenure = 1 Year, 8 Months) President – High Reliability Solutions Since 2011, has served as President of High Reliability Solutions, a business group at Flextronics International Ltd, a global end-to-end supply chain solutions company that serves the energy, medical, automotive and aerospace and defense markets. Currently serves as Chairman of the Board for the Silicon Valley Education Foundation. Has held various senior roles at a handful of publicly traded companies throughout his career. Brings extensive experience and expertise in the automotive supplier industry, specifically in strategy, growth, human resources and global operations. Provides the Board with experience in planning, implementing and integrating mergers and acquisitions. JAMES S. MCELYA – Director since 2013 (Tenure = 2 Years, 4 Months) Retired Chief Executive Officer – Cooper-Standard Holdings, Inc. Currently serves as currently Chairman of the board of directors of Affinia Group Intermediate Holdings Inc. Previously served as President of Cooper Standard Automotive, a publicly traded leading global supplier of systems and components for the automotive industry. Previously served as Chairman of the Motor Equipment Manufacturers Association and Chairman of the Board of Directors of the Original Equipment Supplier Association. Brings to the Board seasoned experience within the automotive industry while also contributing valuable leadership and strategy experience combined with operation and management expertise. TIMOTHY C. MCQUAY – Director since 2011 (Tenure = 4 Years, 4 Months) Retired Managing Director, Investment Banking – Noble Financial Capital Markets Has nearly 34 years of investment banking and financial advisory experience Has served as Managing Director at various leading investment banks Currently serves as the Chairman of the Board of Directors of Perseon Corp. Previously served on the Board of Directors of Keystone Automotive Industries, Inc. including as Chairman of the Audit Committee Previously served as Chairman of the Board of Meade Instruments Corp. Provides the Board with extensive business and financial experience and public company board experience, which includes representation on various compensation and audit committees.

Superior’s 2016 Board Nominees (cont’d) DONALD J. STEBBINS – Director since 2014 (Tenure = 1 Year, 11 Months) President and Chief Executive Officer – Superior Industries International, Inc. Has successfully organized and led revamping process since being appointed as President and CEO of Superior Industries in May 2014. Previously served as Chairman, President and CEO of Visteon Corporation, a global supplier of automotive systems, modules and components to global automotive original equipment manufacturers, for 6 years. Member of the Board of Directors of Snap-On Incorporated, through 2016 Annual Meeting. Held various senior roles around the globe with the Lear Corporation, a supplier of automotive seating and electrical distribution systems. Brings to the Board significant experience in the automotive industry and background in corporate finance and growth. FRANCISCO S. URANGA – Director since 2007 (Tenure = 9 Years, 2 Months) Corporate Vice President & Chief Business Operations Officer, Latin America – Foxconn Electronics, Inc. Previously served as Secretary of Industrial Development for the state government of Chihuahua, Mexico Formerly Deputy Chief of Staff for the Mexican Commerce and Trade Secretary, Herminio Blanco. Critical asset to Superior in relation to the Company’s cross-border business initiatives, government relations and regulatory compliances.

Commitment to Strong Corporate Governance Practices

Board Structure Consistent with High Governance Standards 2016 Proposed proxy access for stockholder consideration 2015 Reincorporated in Delaware for its highly developed corporate law All directors elected annually 2014 CEO is only management representative on Board Stock ownership policy adopted for non-employee directors Board Chairman and CEO positions proactively separated 2013 Proactively declassified Board structure Other Corporate Governance Highlights Directors may be removed with or without cause by shareholders Director resignation policy proactively adopted All directors (other than CEO) qualify as independent directors under the NYSE’s listing standards All Board committee memberships restricted to independent directors Installed process where independent directors meet without management Board and committee self-evaluations performed annually Demonstrated commitment to enhancing corporate governance to better serve the long-term interests of shareholders

Shareholder Friendly Governance Principles Proactively proposed a proxy access proposal for stockholder consideration at 2016 annual meeting Will allow shareholder of 3% or more of the Company’s shares continuously for at least 3 years to submit director nominees to the Company’s proxy No poison pill Shareholders have right to call special meetings with only 10% ownership threshold and there are no material restrictions on shareholder’s rights to call special meeting Shareholders can remove director with or without cause by vote of simple majority of the shares entitled to vote Shareholder rights No executive employment contracts, except CEO Revised Long-Term Incentive Plan focuses on ROIC, cumulative EPS and Relative TSR Replaced EBITDA margin with cumulative EPS to eliminate redundancy with annual incentive plan Awards on 1/3 RSUs and 2/3 PRSUs vesting over 3 years Annual Incentive Performance Plan aligned with performance driven culture Anti-hedging policy applicable to all directors and employees Change of control protection requires double-trigger No gross up provisions Formal clawback policy established Executive compensation Actively engaged with largest investors, including GAMCO, representing 65% of outstanding shares to solicit feedback and shape governance and compensation practices

GAMCO Asset Management Proxy Contest

Background of the Proxy Contest January 2015 For a second time, GAMCO nominated three individuals for Superior Board April 2015 All three leading independent proxy advisory firms recommend that shareholders vote for Superior nominees May 2015 Stockholders vote overwhelmingly in favor of all of Superior's nominees; no GAMCO nominees elected July 2015 Chairman Margaret S. Dano proactively reach out to GAMCO to communicate that the Board believed it was in the Company’s and GAMCO’s best interests to avoid the expense and distraction of a contested director election in 2016 and the Board wished to work with GAMCO to achieve this goal February 2016 GAMCO once again nominates three individuals for Superior Board of Directors; one is a repeat nominee – Ryan Morris March 2016 Superior’s Nominating and Corporate Governance Committee thoroughly reviewed the GAMCO nominees’ qualifications and interviewed each of the GAMCO director nominees. The Board unanimously opposes the election of GAMCO’s nominees and believes the candidates’ track records provide no confidence that their election would benefit the Company or lead to further stockholder value

GAMCO Seeks to Disrupt Superior’s Momentum to Pursue an Undisclosed Agenda GAMCO has not indicated any particular failing by Superior, its Board, or its management team Despite having its nominees overwhelmingly rejected by shareholders over several occasions, GAMCO again proposed an alternative slate of director candidates Failed to provide any credible arguments as to why GAMCO believes that change is necessary or why its nominees have experiences or competencies that would expand the depth and breadth of the Board GAMCO lacks a specific plan on how to enhance stockholder value and has nominated individuals less qualified than existing directors and do not enhance the skills already possessed by our current directors GAMCO has not shared with Superior any suggestions for operational improvements, an alternative strategic plan or any specific ideas for improving Superior’s long-term prospects In fact, GAMCO states in its Preliminary Proxy Statement dated March 17, 2016 that “Our (GAMCO’s) Nominees do not have any specific plans at this time for the Company…” This marks the fourth consecutive year GAMCO has waged a proxy contest All of GAMCO’s previous director nominees have been rejected by stockholder vote

The Case for Superior’s Nominees Is Clear SUP Board of Directors GAMCO Board has been transformed, with five new directors added in just over the past two years Experienced automotive executive appointed less than 2 years ago Appointed non- executive Chairman in 2014 Successful management transition; 60% of CEO direct reports have been hired within the last 18 months Proven track record of creating and returning value to shareholders Returned $38.7 million of capital to stockholders through dividends and stock repurchases in 2015 Repurchased $10.2 million under share repurchase plan Commitment to strong corporate governance SUP has strategic, long-term plan to improve profitability, grow its business, and become a more efficient global competitor SUP believes that each director should serve in the best interest of all stockholders No arguments provided for why GAMCO candidates are more qualified than SUP nominees GAMCO has not identified goals or potential contributions of its nominees that are incremental to the capabilities already on the SUP board GAMCO pursued a proxy contest against SUP the last three years and the nominees were widely rejected by SUP shareholders GAMCO admits to having no plans to enhance value for shareholders SUP made numerous attempts with GAMCO to avoid a needless, costly and distracting proxy contest

Appendix

Summary – 2015 Proxy Vote Results Director Nominees   Votes For   Votes Withheld   SUP Management Nominees: Donald J. Stebbins     17,773,740       6,360,872       James S. McElya     20,911,603       3,223,009       Francisco S. Uranga     19,600,558       369,032       Paul J. Humphries     19,890,480       79,110       Margaret S. Dano 21,071,211 3,063,401 Jack A. Hockema 21,067,420 3,067,192 Timothy C. McQuay 16,539,735 3,429,855 GAMCO Nominees : Philip T. Blazek *     4,156,412       8,610       Glenn J. Angiolillo *     4,156,412       8,610       Walter M. Schenker *     4,156,412       8,610       * At 2015 Annual Meeting Record Date GAMCO held 3,568,228 Shares

Summary – 2014/2013 Proxy Vote Results 2014 Director Nominees   Votes For   Votes Withheld   SUP Management Nominees: Donald J. Stebbins     18,075,473       169,073       James S. McElya     18,013,141       231,405       Francisco S. Uranga     18,055,410       189,136       Paul J. Humphries     18,075,737       168,809       GAMCO Nominees: Philip T. Blazek 4,765,733 13,021       Ryan J. Morris 4,561,598 217,156       Walter M. Schenker 4,768,223 10,531       2013 Director Nominees   Votes For   Votes Withheld   SUP Management Nominee: Sheldon I. Ausman 11,230,494 113,354 GAMCO Nominee: Walter M. Schenker 9,975,056 1,402,914

Customer Base Includes Industry Leaders *BMW, Subaru, Mazda, Tesla, Volkswagen % of Shipments by Customer - 2015 % of Shipments by Vehicle Type - 2015 *Pick-up trucks, vans, SUVs, crossover vehicles

Current North American Industry Landscape Source – Company estimates SUP, 2010 – 31.9% SUP, 2014 – 20.4% SUP, 2010 – 13.5% SUP, 2014 – 12.0% North America Market Share – 2015 (Includes Wheels Produced Overseas) Production Capacity within North America - 2015

Reconciliation of Non-GAAP Financial Measures Unaudited

Important Information This presentation may be deemed solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders. Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior stockholders in connection with the matters to be considered at Superior’s 2016 Annual Meeting. On March 25, 2016, Superior filed a definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Investors” section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 26600 Telegraph Rd., Suite 400, Southfield, Michigan 48033, by calling Superior at (248) 352-3700, or by contacting Superior's proxy solicitor, Okapi Partners LLC, toll free at (877) 629-6356.